MetaSource Group Acquires Five Companies

New York, July 15, 2002-- MetaSource Group, currently a listed company on the OTCBB under the symbol MSGR, announces the acquisition of MetaSource Systems, Inc. (MS),Digit London, Global Systems and Technologies, Kensington Group, Inc., PFA Research and Prime Marketing Publications. Each acquired company produces software, strategic marketing services or technology consulting for large, medium and small businesses.

MSGR, formerly CobraTech International, is headquartered in New York City with offices in California, Maryland and the United Kingdom. The company intends to pursue further acquisitions with the goal of becoming a best of breed provider of software solutions, marketing services and technology consulting. The company will focus on acquiring companies that complement existing assets of the company and which are profitable on a trailing twelve months basis.

The company maintains relationships with various offshore software development companies, and intends to outsource software development work from each of its subsidiaries to these offshore companies. The company believes it can achieve a competitive advantage in the marketplace for quality, price and customer solutions.

The cumulative revenues for the companies in 2001 was approximately $14 million with net pre-tax profroma earnings of approximately $1.4 million. All numbers are unaudited and subject to revision.

Mechanics of Each Acquisition

MS and MetaSource Systems UK have merged their companies. The surviving company is MS.

MSGR formed a subsidiary to effect a merger with MS. The subsidiary is called MetaSource Acquisition Corporation. Upon consummation of the merger MS will become a wholly-owned subsidiary of MSGR.

MS will in turn acquire Digit London, PFA Research and Prime Marketing Publications and each company will become a wholly-owned subsidiary of MSGR.

Kensington  Group,  Inc.  is  merging  with  MSGR's   wholly-owned   subsidiary,
Kensington Consulting Acquisition Corporation, and upon the merger, will be a wholly-owned subsidiary of MSGR.

The mergers with MS and Kensington Group, Inc. will be accounted for as reverse mergers with MSGR becoming the acquiring entity for accounting purposes. Both mergers involved exchange of shares as the sole basis for the purchase price.

Following is a profile of each company in the MSGR family.



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DIGIT LONDON

Digit provides interactive digital business solutions to a Corporate client base since 1995. This involves a combination of design, marketing, branding, merchandising and technology integration skills to create business value. Digit specializes in navigation and flow within interactive design solutions and are experienced structural architects for complex information management systems.

Against difficult economic conditions Digit has attracted retainer based relationships with Deutsche Bank, Habitat, Disney, News International, MTV, Nickelodeon, Art Group, Stella McCartney, MTV and Bertelsmann Media Group.

By carefully selecting technologies Digit has navigated an uncertain market environment by establishing a reputation as the European leader in design and innovation.

Recognition of this has resulted in the award of a BAFTA for Interface Design and Best of Show at the International Design Week Awards 2001. Furthermore in a recent Financial Times survey of the leading 50 Creative Minds of 2001, Digit's Creative Director, Daljit Singh, was the only New Media personality to feature alongside the likes of Greg Dyke, Sir Paul Smith, Sir Martin Sorrell and Ridley Scott.

Recent Work includes:

Habitat - Digit has redesigned and revitalized Habitat's global website which was launched in September in five countries - the UK, Eire, France, Spain and Germany. The new site has been designed to allow a seamless migration to e-commerce elements in the future. Partnering with Dataforce to handle all of Habitat's online customer relationship marketing, Digit will introduce dynamic digital mailers throughout the year, informing customers of promotions and new ranges within the stores.

World Wide Learning - Part of News Corporation, (a division of the News International plc). WorldWide Learning have commissioned Digit to look at the branding and design for several projects both on and off-line. Digit have been asked to re-design their existing corporate Worldwide Learning website, as well as design an interface and navigation for one of their main on-line learning products - LENS. In addition to these on-line projects Worldwide Learning has asked Digit to design and produce their company information brochure pack. Projects to be completed in November 2001.

MTV Source - MTV approached Digit to design and produce a viral flash animation and a dedicated micro site. The brief for the animation was that it should attract students and non-professional designers to design screen idents for the MTV channel. After viewing the animation the user then clicks on a link taking them directly to the microsite, which gives further information about the project. The animation is around twenty seconds long and under MB in size and produced entirely in Flash.


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Disney Channel - Digit has completed several projects and are currently working with Disney Channel on various activities. One such project is the Disney Channel site, the brief was to create an entertaining and animation rich environment that allows children to explore and interact directly with the Live Studio in an innovative way. It aims to encourage interactivity and communication with playful and humorous content.

The project is divided into two phases, the second phase currently being developed concentrates on interactive content and gaming. The aim is to create a synergy between the on-air studio and the website. Children will be able to interact and affect aspects of the studio by visiting the site which will encourage children to stay and re-visit regularly. www.disneychannel.co.uk

Other projects completed for Disney include a re-design of the Disney Kids Awards Site, the brief was to take the existing content for the Kids Awards site www.disney.co.uk/kidsawards, and to redesign and incorporate new content, the look and feel of the site needed to be in keeping with the existing marketing collateral produced for the event.

Digit has also produced several content specific homepage re-fresh for the main European Disney channel homepage, the existing Buzz Lightyear page is soon to be replaced with a new Tarzan themed homepage.

For further information please call 44 020 7684 6769, or visit www.digitlondon.com.


PFA RESEARCH (PFAR)

PFAR has been providing business-to-business market research, data management services and web & on-line solutions for over 10 years. Its clients range from multi-national corporations to SME's. PFAR specializes in the eCommerce, IT and telecommunications sectors and has a reputation for solid, reliable and statistically robust research combined with a flexible and personal approach.

Market research services range from projects to provide a basis for new product development thru market sizing to customer satisfaction surveys. With a flexible multi-lingual team PFAR is able to operate on a global basis covering all time zones.

Data management services cover CRM database building and maintenance through to basic data cleansing. These services help corporations maximize their competitive edge through knowledge. They include:

o        Data cleansing - PFAR calls corporate contacts and validates the data.
         Contact data continuously changes and needs to be verified/updated periodically. The PFAR team does this efficiently and cost-effectively. The alternative is to have corporate sales or purchasing staff do it. This service is called VALIDATA.


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o        Database building - corporate sales and marketing efforts need to be targeted - procurement needs up-to-date supplier data. PFAR builds databases to customer specifications.

PFA Research has been involved in Internet applications since the mid-90s, soon after the World-Wide Web was invented. It has accumulated many years of experience with Internet applications on behalf of clients. The resulting level of expertise enables PFAR to help clients make the best possible use of the Internet. PFAR's approach is based on putting data management/business needs on a par with presentation and design.

PFAR has led the development of basic corporate web sites, portal sites and Application Service Providers (ASPs) using both third party design and technical resources and proprietary resources. Specific capabilities include:

o Design and development of dynamic, database driven web sites with comprehensive online administration facilities and graphic usage statistics.
o        Analysis of market positioning and branding, plus re-branding
o        Domain name registration

PFAR uses industry recognized tools in designing web sites and has recently introduced intranet packages to facilitate knowledge management by SME's.

In particularly, PFAR is able to advise on "best practice" in Internet use.

PFA Research also provides Intranets and Extranets, and is in the process of launching its Intranet package, Instant Intranet (i2) every SME that has a LAN should consider an intranet and PFAR has developed a `boxed' solution.

For further information please call 44 (0)1208 262000, or visit www.pfa-research.com

KENSINGTON GROUP, INC. (Kensington Group, Inc.)

Kensington Group, Inc. provides unparalleled research, consulting, and training to assist end-users, vendors, media, financial analysts, venture capitalists, and others to achieve high ROI and leverage information technology analysis and consulting. Kensington Group, Inc. provides a full spectrum of strategies and tactics to plan, implement, manage, and measure world-class influencer and advisor programs to achieve corporate objectives, maximize sales and business opportunities, and increase shareholder value. Clients are Fortune 500 and Global 2000 companies in major industries.

Customers benefit by Kensington Group, Inc.'s depth and breadth of knowledge and hands-on experience. Principals have 20+ years in all related areas of the IT industry. Kensington Group, Inc. has been since 1991.

Kensington Group, Inc.'s public and custom research to measure and track all aspects of influence includes:


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         Custom Influencer Win/Loss Analysis -- To determine the impact of influencers and advisors on corporate sales and take corrective action to resolve issues, whether real or perceived. The term "influencers" covers industry analysts, consultants, the press, and others who can impact customers' buying decisions.

         Content Measurement and Tracking

         Research Analysis and Tracking

         Analyst Quotation Tracking System(TM) -- A global system that tracks trends and s industry analysts' and financial analysts' quotes in the media, both print and online, of business, trade and news press. Media quotations are a key channel through which analysts influence the course of the market and the fortunes of individual vendors. This service comes with unlimited access to Kensington Group, Inc.'s extensive ""searchable and sortable"" database and custom, monthly executive "key indicator" analysis reports.

         Public Analyst/Consultant Relations Effectiveness Benchmark Studies(TM) for IT and telecommunications vendors. An annual series of reports to vendors of multiple aspects of information technology, the industry standard for measuring the effectiveness of this critical function. It includes performance measurements, program concepts, best practices and recommendations for all IT and telecommunications vendors worldwide.

         Watching the Watchers(TM). An annual benchmark study for users, vendors, venture capitalists and others. Who uses which research firms, and for what? How much are they really spending? Who is really being used to influence sales? What are their strengths and weaknesses? Kensington Group, Inc., is in a position to answer these questions and provide an objective guide to these critical influencers.

         Best Practices and Trends Report, also for vendors. Lessons learned in eleven years of benchmark studies, incorporating thousands of interviews with individual analysts and consultants from around the world.

         Analyst Relations Manager's Companion and Guide: a one-stop-shopping guide and primer to influencer programs and processes: planning, templates, checklists and concepts for today's analyst or consultant relations professional. The Companion and Guide is updated annually to take new market conditions into account. It make staff immediately productive and serves as a refresher for seasoned professionals.

Kensington Group, Inc. also provides public and private forums for information technology vendors' analyst/consultant relations staff.

Private Forums include:

     Specialized Analyst Relations Training and Coaching: Message development, briefing preparation, spokesperson training and executive coaching with a clear focus on content, information flow and style from the analyst/consultant perspective

     Custom Public Relations agency Training: Learning how to be more competitive in analyst relations support to vendor clients.


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Consulting Services: For end users and vendors, Kensington Group, Inc. works to analyze the corporation's specific needs for analyst and consultant services. For vendors, Kensington Group, Inc. will assist with everything regarding analyst and consultant relations, and develop an effective customized approach.

Published Articles and White Papers

     "The Influence Imperative in IT and E-Business" (March, 2001)examines the role that information technology industry analysts play in the strategic, business development, and financial performance of IT vendors, by Norma T. LaRosa

     Seven Ingredients for a Winning Analyst Relations Program: (May, 2000) Well known analyst, Laurie McCabe from Summit Strategies, was kind enough to write down for us her suggestions for how she'd like vendors to treat her.

     A Low-Budget, High-Return Program, from Software Marketing Journal by Norma
     T. LaRosa. Or, go off this site to the SMJ Web site for an excerpt from the full article.)

     Vendor Support of Industry Analysts, from Telematics and Informatics, May 1997, by Efrem G. Mallach (Click on the link to E-mail us for a paper copy.)

     Buyer Beware On Analyst Advice, from Computerworld, March 17, 1997, by Efrem G. Mallach (Link takes you off this site to the Computerworld Web site. Use the Back button or command of your browser to return.)

     Analyst Relations Programs Critical to High-Tech, from PR News, January 8, 1996, by Norma T. LaRosa

     Don't Let Yourself Be Misled By Analyst Bias, from Computerworld, November 25, 1991, by Efrem G. Mallach


     One-Stop Shopping: Consultant Programs Provide Aisles of Options, from Business and Technology Consultant, March 1990, by Efrem G. Mallach


Kensington Group, Inc.'s Online Analyst Portal: Instant access to over 390 industry research firms worldwide, including over 70 based outside North America For further information please call 415 924 0468, or visit www.kensingtongroup.com.

Kensington Group, Inc. is positioned as vendor advocates to bring about change among the analyst and consultant community. It frequency consults with top management and senior management of research firms to improve the quality of research and services, provide better vendor (and user) support and meet customer needs.


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Kensington Group, Inc. works with all levels of executive and staff, including:
o   CEO coaching, positioning, and approach for communications with analysts
o   CEO and president analyst advisory board members
o C-level, president, vice-president, general manager coaching, "content" advisory, "deep-dive*" training and message development for analyst presentations and events. Strategic content advisory provides recommendations on client deliverables and activities that analysts find compelling and competitive.
o Subject matter expert (SME) message and presentation development for analysts
o Development of strategic, competitive influencer programs and high ROI implementations
o Development of go-to-market strategies including channels and partners, product and feature development, re-branding of entire, launch redirection
o Containment of public problem situations for Fortune 100 corporations, mediation of negative analyst reporting, and in resolving every conceivable problem situation with influencers
o Planning strategic outcomes, advise on new target analysts and other influencers around the world
o Advise in the selection of research and consulting services along with pricing negotiations, depending on clients' particular situation and objectives
o Advise on processes, tools, application of resources, measurements and management reporting to exploit and build influence
o Development of organizational structures, budgets, salaries, career planning, recruiting and human resource programs involving influencer and business development roles


Principals of Kensington Group, Inc. are serious about their commitments to the industry and success of their clients. In 1995, it instituted CARA, the first Analyst and Consultant Relations Association. In 2001, it instituted PARA, the Professional Analyst Relations Association and is now advisor to numerous professional organizations throughout the IT industry.

PRIME MARKETING PUBLICATIONS

The PMP Group provides a range of services for those responsible for purchasing, advising on or marketing IT. Among these services are publications, conferences, market research and interactive services.

PMP publishes established reports and newsletters for those responsible for IT and their advisors.

Publications include:

Conspectus


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Conspectus is the only report which authoritatively addresses a different IT topic every month. It is acknowledged as one of the leading journals in the IT industry and is used by many organizations to help them in their selection of IT software and technology.
Key facts:
Multi-client sponsorship
Registered circulation of 25,000 decision makers
Page impressions on the website over 50,000 per month
Website: www.conspectus.com

IT Services & Solutions

IT Services & Solutions is the only report that focuses on IT services issues each quarter.
IT services are forecast to be the most competitive of the major technology sectors and hence IT Service & Solutions provides a significant marketing opportunity for its clients. Key facts:
Multi-client sponsorship
Registered circulation of 20,000 decision makers
Page impressions on the website over 10,000 per month
Website: www.itssonline.co.uk

Consultants' Advisory

Consultants' Advisory reviews a different IT sector each issue and is focused on those companies and subjects of particular relevance to consultants, systems integrators and analysts (CSI's). It is the ideal UK vehicle for those IT vendors who wish to ensure this influential community is well informed on their products and services.
Key facts:
Multi-client sponsorship
Registered circulation of 15,000 UK CSI's
Page impressions on the website over 20,000 per month
Website: www.consultants-advisory.com

International Consultants' Guide (ICG)

The only pan-European report designed to keep consultants, systems integrators and analysts working in Europe and wider international markets up-to-date with current business and associated software and technology issues. An ideal vehicle for those organizations who wish to work with CSI's on a European or international basis. Key facts:
Multi-client sponsorship
Registered circulation of 20,000 CSI's in the UK and the rest of Europe
Page impressions on the website over 15,000 per month
Website: www.consultants-guide.com


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Management Consultants' News (MCN)

The original newsletter concept, designed to provide news, trends and IT supplier updates to its UK consultant and systems integrator readers. Now in its 13th year, MCN continues to provide a valuable corporate positioning opportunity for its clients. Key facts:
Single client sponsorship
Registered circulation of 11,000 CSI's in the UK
Page impressions on the website over 12,000 per month
Website: www.mconsultantsnews.com

International Consultants' News (ICN)

ICN is the sister publication of Management Consultants' News, and is sent to PMP's non-UK consultant readership. It is usually produced in local language for Germany, France, Italy and Spain whereas an English version covers the Benelux countries, Scandinavia and other European countries. ICN has a circulation dependent on selected countries but in total can reach 20,000 management consultants.
Key facts:
Single client sponsorship
Page impression on website over 10,000 per month
Website: www.iconsultantsnews.com

Conferences

PMP organizes renowned industry conferences and seminars for consultants and decision makers. They are run under the established PMP `Facing the Future' brand, which provides an authoritative platform to present application technology and business issues to an appreciative and receptive audience.

They can be single or multi-client sponsored where, in the latter case, all day events such as the Annual Consultants' Forum and Conspectus Symposium have become significant `thought leadership' activities. www.conferencepage.com

Market Research

PMP Research acts as a strategic partner to its clients, helping them to understand, anticipate and address opportunities in information technology, telecommunications and consultancy services.

PMP understands that quality, timely information and knowledgeable analysis provide real competitive advantage. PMP's range of programs includes:


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Enterprise Mobility 2002
A global program for telecoms and IT suppliers who need to understand the dynamics for wireless data adoption in the corporate market

Strategic Alliances
A pan-European program that examines the influence of consultants on the IT marketplace, and their views on technologies, vendors and partnerships

Win/ Loss Reporting
A program that establishes the real reasons behind winning or losing major tenders and evaluates the strengths and weaknesses of competitors and sales strategies

Bespoke Programs
Either complementing existing research programs or tailored as a unique package to individual requirements

Website: www.pmpresearch.com

Interactive Services

MCN Direct

An on-line weekly newswire service initially for UK consultants and systems integrators (CSI's) providing up-to-the-minute industry news in brief with links to relevant websites. Register (via MCN website): www.mconsultantsnews.com

PMP Online Content Search

Multi-client sponsorship reaches over 8,000 CSI email addresses.
All PMP's printed publications are posted electronically on the website where a powerful content search facility enables thousands of pages of relevant information to be instantly retrieved.

Conspectus Interactive

An integrated marketing program designed to deliver awareness, market intelligence on active projects and direct decision-maker contacts.Results are achieved over a year via a combination of research, Conspectus participation and two subject focused conferences.

For further information please call 440 1923 285323, or visit www.pmp.co.uk.

GLOBAL SYSTEMS & TECHNOLOGIES, CORP. (GSTC)

GSTC specializes in integrated software systems and solutions. GSTC employs highly skilled, experienced individuals able to provide engineering, management, web-site development, and technical support services to Government agencies as well as to public, and privately owned businesses.


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With technology constantly changing, overhead increasing, and industry downsizing, new and innovative cost-efficient solutions are a necessity. From any one of our locations throughout the country, GSTC staff provides solutions for individual requirements in e-commerce and web design.

Typical e-commerce services include:

o   Homepage design
o   Domain name registration or transfer
o   HTML coding/conversion [ up to 100 pages]
o   Navigation Icons
o   Interactive forms of moderate complexity (cgi and Java scripts)
o   Secure sockets layer (VeriSign, Thawte, or similar certificate)
o   Shopping cart [up to 50 items]
o   Email links [direct mailto capability]
o   Hosting for one year
o   Site statistics

This site incorporates an integrated program to glean information from an established database and create dynamic html pages on-the-fly based on viewer's selections. Three initial concepts will be provided for integration into a final interface design.

Key customers of GSTC include:

Cable and Wireless
IBM
National Institutes of Health
Rainbow Push Coalition
The Lett Group
America Online Time Warner

For further information please call 301.839.3808, or visit www.globalsystech.com.

METASOURCE SYSTEMS (MS US and UK)

MS is a New York and London-based venture delivering high-quality, cost-effective solutions to complex software development and maintenance problems that companies face in today's business environment. Prior to the acquisition by MSGR, MS and MetaSource Systems UK were separate companies.

The Company provides professional services through an integrated business model that seamlessly combines technical, project and relationship management teams located locally in the U.S. and UK, along with offshore development companies located in China, Russia and Taiwan.


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The Company's solutions include application development and integration, application management, and re-engineering services. The Company's core competencies include webcentric applications, database programming, and client-server systems.

To date, the Company has assembled the following resources:

 o Sales, Project Management and Client Service Team. The Company performs all client-facing functions using local sales, service and project management personnel. The experienced, high quality professionals ensure seamless integration of client needs and company capabilities.

 o Offshore development platform in China. Through an exclusive agreement with Greater China Technology, Inc. located in China, the Company has an exclusive agreement to outsource programming and development work at costs significantly less than those in the US.

 o Corporate strategy & finance team. Many smaller IT solutions providers have focused their resources mainly on building technical and sales & marketing expertise and therefore lack the strategic and financial managerial expertise to drive sustained long-term growth. The Company has assembled an in-house team dedicated solely to developing corporate and financial strategies aimed at building a world-leading provider of IT solutions within the context of the current depressed market environment.

MS focuses first and foremost on managing the software development process. Project management is the first key to success in a programming project. Projects fail without rigorous system analysis and design followed by relentless following of the flow of the project. This is particularly true if any part of the project is outsourced to another country.

MetaSource can provide complete system analysis and design as well as hard core project management. Typically, MetaSource will receive program specifications from the client so that the primary function of MetaSource is to ensure that the project is implemented on time and on budget. MetaSource professionals will work with the client to ensure that the specifications will precisely solve the clients' problem.

MetaSource's approach to technical development is based on a combination of Prince II and Rational methodologies. All of our work is completely PMBOK(R)compliant. Our global staff is highly trained in project management disciplines.

The methodology is design to reduce implementation duration and risk, while ensuring effective resource-based management. MetaSource's main aim is to establish business goals and deliver results that provide our clients with strategic advantage in their industry.


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Current Clients include:

Revlon
Coca-Cola (through Kirshenbaum Bond Partners)
Direct Insite
Blur Advertising
ValueOptions
Glucose

For further information please call 646.805.5141, or visit www.metasourcesystems.com.

Certain of the above statements contained in this press release contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Actual results, events and circumstances (including future performance, results and trends) could differ materially from those set forth in such statements due to various factors, risks and uncertainties, including but not limited to, risks associated with the Company's future growth and operating results, the uncertainty of market acceptance of the Company's products, technological change, competitive factors and general economic conditions. The Company has no duty and undertakes no obligation to update such statements.